UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2022

Code Chain New Continent Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
c/o Code Chain New Continent Limited Flat 1512, 15F, Lucky Centre, No.165-171 Wan Chai Road Wan Chai, Hong Kong

(Address of Principal Executive Offices) (Zip code)

+852-95791074

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CCNC	Nasdaq Capital Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 20, 2022 local time (December 19, 2022, Eastern Time), Code Chain New Continent Limited (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”) at 1678 Jinshajiang Road, Building No. 6, Room 901, Shanghai, China.   The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 1,083,651 shares of the common stock, representing approximately 58.99% of the 1,837,136 shares of common stock issued and outstanding as of the record date of November 10, 2022, and therefore constituting a quorum. At the Annual Meeting, the following proposals were voted on:

1.	Election of the following persons as Directors of the Company.

	FOR	AGAINST	ABSTAIN	Broker Non-Vote
Hongxiang Yu	1,083,151	500	0	0
Shuang Zhang	1,083,151	500	0	0
Mingyue Cai	1,083,151	500	0	0
Junhong He	1,083,151	500	0	0
Jing Zhang	1,083,151	500	0	0

Accordingly, each such person has been duly elected as a Director to hold such office until the 2023 Annual Meeting of Stockholders or until his successor is elected and shall qualify.

2.	Ratification of Enrome LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

FOR	AGAINST	ABSTAIN
1,083,151	500	0

Accordingly, Enrome LLP has been ratified to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODE CHAIN NEW CONTINENT LIMITED

Date: December 20, 2022	By:	/s/ Hongxiang Yu
	Name:	Hongxiang Yu
	Title:	Chief Executive Officer, President and Chairman of the Board

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